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                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement of Eaton Vance Senior Floating-Rate Trust on Form N-2 filed by the Fund under the Securities Act of 1933, as amended (Registration No. 333-108010) and under the Investment Company Act of 1940, as amended (Registration No. 811-21411) of references to our Firm under the heading "Independent auditors" in the Prospectus and Statement of Additional Information.

                                                /s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 24, 2003